UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Soliciting Material Pursuant to §240.14a-12
Safeguard Scientifics, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Safeguard Scientifics, Inc., a Pennsylvania corporation (“Safeguard Scientifics”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with Safeguard Scientifics’ solicitation of proxies from its shareholders in connection with its 2018 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2018 Annual Meeting”). Safeguard Scientifics has not filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2018 Annual Meeting.

Press Release Issued on February 14, 2018

Attached hereto is a press release issued by Safeguard Scientifics on February 14, 2018, wherein Safeguard Scientifics commented on the press releases issued on February 14, 2018 by Sierra Capital Investments, L.P. and Yakira Capital Management Inc. This press release is being filed herewith because it may be deemed to be solicitation material in connection with Safeguard Scientifics’ solicitation of proxies to be used at the 2018 Annual Meeting.

Important Additional Information And Where To Find It

Safeguard Scientifics, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Information regarding the names of Safeguard Scientifics’ directors and executive officers and their respective interests in Safeguard Scientifics through security holdings or otherwise can be found in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, filed with the SEC on April 12, 2017. To the extent holdings of Safeguard Scientifics’ securities have changed since the amounts set forth in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Safeguard Scientifics intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Safeguard Scientifics’ proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SAFEGUARD SCIENTIFICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Safeguard Scientifics with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Safeguard Scientifics’ corporate website at www.safeguard.com, by writing to Safeguard Scientifics’ Corporate Secretary at Safeguard Scientifics , Inc. 170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087 or by contacting Safeguard Scientifics’ investor relations department at 610.975.4952.

SAFEGUARD SCIENTIFICS ISSUES STATEMENT

Radnor, PA, February 14, 2018 - February 14, 2018 - Safeguard Scientifics, Inc. (NYSE: SFE) ("Safeguard" or "the Company") today issued the following statement in response to press releases issued earlier today by Sierra Capital Investments, L.P. (“Sierra”) and Yakira Capital Management Inc. ("Yakira"):

Safeguard values open communications with its shareholders and constructive input toward the shared goal of enhancing value. In this regard, members of the Safeguard Board of Directors and management team have had numerous discussions with representatives of Sierra and Yakira to better understand their views and perspectives. Despite these numerous discussions and the good faith and open manner in which Safeguard has approached these discussions, neither Sierra nor Yakira has provided any new, credible and actionable ideas for enhancing value for all Safeguard shareholders. Our Board and management team are committed to acting in the best interests of the Company and all its shareholders and remain open to any credible and actionable ideas for enhancing shareholder value.

As we announced last month, the Safeguard Board and management team are executing on a strategy to streamline the Company’s organizational structure and increase shareholder value. As part of this plan, Safeguard has ceased the deployment of capital into new Partner Company opportunities and is focused on supporting its existing Partner Companies to maximize monetization opportunities. The Company believes that this strategy will enable it to monetize Partner Company interests in a timely manner, while focusing on the most profitable outcomes, and distribute net proceeds to shareholders after satisfying the Company’s debt obligations and working capital needs.

To better align Safeguard’s cost structure with its recently announced strategy, Safeguard’s Board and management team have been aggressively implementing initiatives to reduce the Company’s expenses, which are expected to generate between $5 and $6 million of annualized savings. Through these actions, the Safeguard Board and management team are creating a leaner and more agile organization that we believe will be better positioned to focus its resources on the highest-return opportunities and deliver enhanced value to the Company's shareholders.

The Safeguard Board and its Nominating and Corporate Governance Committee are in the process of reviewing a number of potential candidates for our Board, including, but not limited to, those candidates suggested by Sierra and Yakira. Our Board is always receptive to considering director candidates that have the potential to enhance our Board’s composition with additional skills and competences that further our ongoing initiatives to enhance value for all Safeguard shareholders. Further, the Safeguard Board regularly reviews the Company’s governing documents to ensure we have corporate governance practices in place that facilitate the ability of our Board, consistent with its fiduciary duties, to make informed recommendations to our shareholders regarding director nominations and other proposed business and provide all our shareholders with full and accurate information to make informed voting decisions.

The Safeguard Board and management team are committed to acting in the best interests of and delivering value for all shareholders, and will continue to work to achieve these important objectives.

About Safeguard Scientifics
Historically, Safeguard Scientifics (NYSE: SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our partner companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing partners companies, the fact that our partner companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Important Additional Information And Where To Find It
Safeguard Scientifics, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Information regarding the names of Safeguard Scientifics’ directors and executive officers and their respective interests in Safeguard Scientifics through security holdings or otherwise can be found in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, filed with the SEC on April 12, 2017. To the extent holdings of Safeguard Scientifics’ securities have changed since the amounts set forth in Safeguard Scientifics’ proxy statement for its 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Safeguard Scientifics intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2018 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Safeguard Scientifics’ proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SAFEGUARD SCIENTIFICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Safeguard Scientifics with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Safeguard Scientifics’ corporate website at www.safeguard.com, by writing to Safeguard Scientifics’ Corporate Secretary at Safeguard Scientifics, Inc. 170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087 or by contacting Safeguard Scientifics’ investor relations department at 610.975.4952.

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SAFEGUARD CONTACT:
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave@safeguard.com

MEDIA CONTACT:
Ed Trissel / Aura Reinhard
Joele Frank Wilkinson Brimmer Katcher
212.355.4449